UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4670 Willow Road, Suite 125 Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 2, 2025, AEye, Inc. (“AEye” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) to finance an aggregate principal amount of up to $3,240,000 with a certain institutional investor (the “Purchaser”).

At the closing under the Purchase Agreement, which will occur upon certain customary conditions being satisfied as provided in the Purchase Agreement, the Company will issue to the Purchaser (i) a senior unsecured convertible promissory note in the aggregate principal amount of $3,240,000 for an aggregate purchase price of $3,000,013.20 (the “Note”) and (ii) a warrant (the “Warrant”) to purchase up to 805,263 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Note, subject to an original issue discount of 7.4%, has a term of eighteen months and accrues interest at the rate of 7.0% per annum. The Note is convertible into Common Stock, at a per share conversion price equal to $2.22, subject to adjustments noted in the Note (the “Conversion Price”). Pursuant to the Note, commencing on the date that is 90 days from the date of the closing, and on the first trading day of each month thereafter and the Maturity Date (as defined in the Note) (each, an “Installment Date”) until the Note is fully redeemed, the Company is generally obligated to pay the holder of the Note an amount equal to the sum of (A) (x), with respect to any Installment Date other than the Maturity Date, one-fifteenth of the initial principal amount under the Note and (y), with respect to the Installment Date that is the Maturity Date, the principal amount then outstanding under the Note as of such Installment Date, (B) any Deferral Amount (as defined in the Note) deferred pursuant to the terms of the Note; (C) any Acceleration Amount (as defined in the Note) accelerated pursuant to the terms of the Note and (D), in each of the foregoing, the sum of any accrued and unpaid interest, the Make-Whole Amount (as defined in the Note) and unpaid late fees and charges, if any, payable pursuant to the terms of the Note as of such Installment Date (the “Installment Amount”). The Company, if certain equity conditions are satisfied, may elect to pay all or part of the Installment Amount in shares of Common Stock based on a conversion price equal to the lower of (i) the Conversion Price and (ii) the greater of (x) the floor price of $0.30 and (y) 90% of the VWAP (as defined in the Note) in the five (5) trading days immediately prior to the applicable Installment Date. If the Company fails to satisfy certain equity conditions or at the election of the Company in its sole discretion, the Company may redeem the Installment Amount in cash.

The Company is restricted from issuing shares of Common Stock upon conversion of the Note or otherwise pursuant to the terms of the Note if such issuance would exceed the aggregate number of shares permissible under the rules and regulations of the Principal Market (as defined in the Note), including NASDAQ Listing Rule 5635(d) (the “Exchange Cap”). This limitation is waived if the Company either obtains stockholder approval as required by the Principal Market’s rules or secures a satisfactory written opinion from its counsel stating that such approval is unnecessary. Until such approval or opinion is obtained, Purchaser is restricted from receiving shares of Common Stock exceeding the Exchange Cap. If, after June 15, 2025, the Company receives a conversion notice from the Purchaser and is unable to issue shares due to the Exchange Cap, it is required to pay the Purchaser a certain cash payment pursuant to the terms of the Note in lieu of issuing shares of Common Stock.

The Warrant has an initial exercise price of $2.22, and is exercisable after the six month and one day anniversary of its issuance (the “Initial Exercisability Date”) until for four years following the Initial Exercisability Date.

The Company has agreed to register under the Securities Act of 1933, as amended of 1933 (the “Securities Act”) the resale of the shares of Common Stock issuable upon conversion of the Note as well as the shares of Common Stock issuable upon the exercise of the Warrant pursuant to the Registration Rights Agreement, dated January 2, 2025, by and between the Company and the Purchaser (the “Registration Rights Agreement”).

The Note contains certain customary covenants, events of default and triggering events, respectively, which would require repayment of the obligations outstanding pursuant to the Note.

The Purchase Agreement, Registration Rights Agreement, Note and Warrant contain customary representations, warranties, conditions, and indemnification obligations of the parties.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Note and Warrant are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Note, Warrant or shares of Common Stock in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Purchaser in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number Description

4.1	Form of Senior Unsecured Convertible Promissory Note to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.

4.2	Form of Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.

10.1*	Securities Purchase Agreement by and between AEye, Inc. and the purchaser named in the signature pages thereto, dated January 2, 2025.

10.2	Registration Rights Agreement by and between AEye, Inc. and the party named in the signature pages thereto, dated January 2, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: January 3, 2025
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary